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Exhibit 10.12

SALLIE MAE
EMPLOYEES' STOCK PURCHASE PLAN
Amended and Restated as of November 6, 2002

1.
PURPOSE

        The purpose of this Sallie Mae Employees' Stock Purchase Plan (the "Plan") is to motivate employees of SLM Corporation (formerly USA Education, Inc., renamed on May 17, 2002) (the "Corporation") and designated subsidiaries listed on Appendix A (collectively the "Employers") to achieve corporate goals and to encourage equity ownership in the Corporation by employees of the Corporation and the Employers in order to increase their proprietary interest in the Corporation's success.

2.
ADMINISTRATION

(a)
The Plan shall be administered by the Sallie Mae Employees' Stock Purchase Plan Committee (the "Committee"), which shall be appointed by the Corporation's Board of Directors. In addition to its duties with respect to the Plan stated elsewhere in the Plan, the Committee shall have full authority, consistent with the Plan, to interpret the Plan, to promulgate such rules and regulations with respect to the Plan as it deems desirable, to delegate its responsibilities hereunder to appropriate persons and to make all other determinations necessary or desirable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be binding upon all persons.

(b)
The rights to purchase stock ("Options") that are granted under this Plan shall constitute non-qualified stock options that are not intended to qualify under Section 423 of the Internal Revenue Code of 1986.

3.
SHARES SUBJECT TO THE PLAN

        The stock that may be purchased under the Plan is common stock, $.20 par value, of the Corporation. The aggregate number of shares that may be purchased is 2,875,000 (which, pursuant to Paragraph 4, was increased from 1,250,000 shares on account of a January 2, 1998 stock split and decreased by 1,500,000 on November 6, 2002) subject to any further adjustment pursuant to Paragraph 4. Such shares may be previously-issued stock reacquired by the Corporation, authorized, but unissued stock, or stock that is purchased on the open market by the Corporation.

        If at any time the number of shares to be purchased in an Offering Period, as defined in Paragraph 5(b), causes the total number of shares offered under the Plan to exceed the above stated limit, then the number of shares that may be purchased by each Participant, as defined in Paragraph 5(d), in that Offering Period shall be reduced pro rata.

4.
ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

        If there is a change in the number or kind of outstanding shares of the Corporation's stock by reason of a legislative action, stock dividend, stock split, recapitalization, merger, consolidation, combination or other similar event, appropriate adjustments shall be made by the Committee to the number and kind of shares subject to the Plan, the kind of shares under Options then outstanding, the Purchase Price, as defined in Paragraph 7, and other relevant provisions, to the extent that the Committee, in its sole discretion, determines that such change makes such adjustments necessary or equitable.

5.
DEFINITIONS

(a)
Eligible Compensation. The term "Eligible Compensation" shall mean the regular salary and hourly wages (calculated at the regular hourly rate, paid to an employee whose regularly scheduled work week includes overtime hours, provided that the regular hours plus the overtime hours worked in any pay period do not exceed 80 hours), including payments for sick leave, vacation, holidays, jury duty, bereavement and other paid leaves of absence, and, beginning with the November 3, 2000 pay date, commissions paid by an Employer to a Participant during the Offering Period. "Eligible Compensation" shall not include short term disability payments made pursuant to the Sallie Mae Employees' Comprehensive Welfare Benefit Plan and severance payments made pursuant to the Sallie Mae Employee Severance Plan.

(b)
Quarterly Entry Date. The term "Quarterly Entry Date" shall mean February 1, May 1, August 1 and November 1.

(c)
Offering Period. The term "Offering Period" shall mean the 24-month period beginning with each Quarterly Entry Date.

(d)
Purchase Date. The term "Purchase Date" shall mean the last day of an Offering Period, except if the New York Stock Exchange is closed on the last day of an Offering Period, the Purchase Date shall mean the immediately preceding trading day on the New York Stock Exchange.

(e)
Participant. The term "Participant" shall mean an eligible employee who elects to participate in the Plan pursuant to Paragraph 9.

6.
ELIGIBILITY

        As of September 1, 1997, all regular full-time and regular part-time employees of the Corporation or the Employers shall be eligible to participate in the Plan beginning with the first Quarterly Entry Date following their employment with the Corporation or an Employer; provided, however, the employee must commence employment prior to the enrollment deadline and must complete the enrollment procedures prior to the enrollment deadline for such Quarterly Entry Date. Notwithstanding the prior sentence, the following individuals shall not be eligible to participate in the Plan:

  (a)
  any individual whose services are performed for the Employer pursuant to a contract between the Employer and another entity, and whom the Employer treats as a leased employee;

  (b)
  any individual that the Employer treats as an independent contractor;

  (c)
  temporary employees;

  (d)
  as of September 18, 1997, members of the Boards of Directors of the Corporation, the Employers, and the Student Loan Marketing Association, unless otherwise eligible as regular full-time or part-time employees; and

  (e)
  Effective November 1, 2001, employees assigned to perform services under the Management Services Agreement between Sallie Mae Servicing Corporation and the National Student Loan Clearinghouse.

7.
PURCHASE PRICE

        The Purchase Price per share shall be equal to the fair market value of a share of common stock on the first business day of the Offering Period on which the New York Stock Exchange is open, less 15 percent of such fair market value. Unless otherwise determined by the Board of Directors of the Corporation or the Committee, the fair market value of a share of common stock on a particular date shall be deemed to be the closing price of a share of common stock as recorded by the New York

Stock Exchange Composite Transaction Tape on such date or, if no closing price has been recorded on such date, on the day immediately following the day on which such a closing price was recorded.

8.
OPTION TO PURCHASE STOCK

        On each Quarterly Entry Date, the Corporation will offer eligible employees, who are not then participating in the Plan, the opportunity to elect to participate in the Plan. Each eligible employee who elects to participate will receive an Option to purchase on the Purchase Date the number of full and/or fractional shares of common stock that a Participant's Purchase Savings Account, as defined in Paragraph 10, will purchase at the Purchase Price.

9.
ENROLLING IN THE PLAN

        An eligible employee may elect to participate in the Plan by completing the enrollment procedures established by the Committee before the enrollment deadline announced for each Quarterly Entry Date.

        A Participant shall elect a percentage to be deducted regularly from his or her Eligible Compensation and deposited in his or her Purchase Savings Account, as defined by Paragraph 10, provided that the Participant must elect an initial payroll deduction of no less than one percent (1%) of his or her Eligible Compensation.

        A Participant may elect to change his or her payroll deduction percentage on a biweekly basis, as limited by Paragraph 11.

        Unless a Participant changes his or her payroll deduction percentage or ceases participation in the Plan in accordance with Paragraph 14, a Participant's payroll deductions, as limited by Paragraph 11, and his or her initial enrollment elections will continue until the end of the Offering Period. At the end of the Offering Period and if a Participant's contribution percentage for that Offering Period is 1% or more, a Participant shall automatically be re-enrolled for the next Offering Period and payroll deductions will continue at the same percentage unless the Participant changes the amount of his or her payroll deduction or ceases participation in the Plan in accordance with Paragraph 14.

10.
PURCHASE SAVINGS ACCOUNT

        Pursuant to the enrollment procedures established by the Committee, the Participant will direct his or her Employer to deposit, or cause to be deposited, payroll deductions in a money market account (hereinafter called "Purchase Savings Account") with a third party designated by the Corporation (the "Third-Party Designate"). The Participant may not make other deposits to his or her Purchase Savings Account. Purchase Savings Accounts may be adjusted for earnings, losses, and administrative fees and expenses under terms stated by the Third-Party Designate.

        A Participant may make withdrawals from his or her Purchase Savings Account under terms stated by the Third-Party Designate or in accordance with Paragraph 14 and the procedures established by the Committee. Withdrawals may be made in an amount no less than $200. The Participant shall direct all requests for withdrawals to the Third-Party Designate in accordance with the procedures established by the Committee or the Third-Party Designate and disbursements shall be made by the Third-Party Designate as soon as possible after the end of the month in which the withdrawal requests are received.

11.
MAXIMUM CONTRIBUTIONS

        A Purchase Savings Account shall include payroll deductions adjusted for earnings, losses, and expenses on the account. The maximum amount that a Participant shall contribute to his or her Purchase Savings Account is $10,000 per 24-month Offering Period; provided, however, that effective November 1, 2001, no more than 25 percent of a Participant's Eligible Compensation may be contributed to the Plan. Contributions other than by payroll deductions, are not permitted.

12.
STOCK PURCHASES

        In accordance with the applicable procedures established by the Committee, each Participant shall purchase all of the shares that he or she is entitled to purchase as a result of participation in the Plan and subsequently the Corporation shall withhold a sufficient number of shares to cover his or her current federal, state, and local tax liability. On the Purchase Date, the Third-Party Designate shall cause the funds then on deposit in the Participant's Purchase Savings Account, as adjusted for earnings, losses, or expenses, to be applied to the total Purchase Price of the shares.

        Taxes in the required amount will be withheld from the proceeds of any and all shares sold and will be paid to the appropriate government agency.

        If the Purchase Price exceeds the fair market value per share on the Purchase Date, the Participant shall be deemed to have elected not to exercise the options set forth in this Paragraph and the entire balance of the Participant's Purchase Savings Account then on deposit, as adjusted for earnings, losses, or expenses, will be refunded to the Participant.

        The common stock purchased on the Purchase Date will be issued and credited to a brokerage account established by the Corporation on behalf of the Participant and maintained by the Third-Party Designate A Participant holding any shares beyond the expiration of the Offering Period may direct the Third-Party Designate to sell any or all shares held in his or her Stock Account at any time after the expiration of the Offering Period, unless restricted from trading in Corporation stock at that time.

13.
STOCK ACCOUNT REPORTS AND DELIVERY OF SHARES

        So long as the Stock Accounts are established, the Third-Party Designate will maintain individual Stock Accounts for each Participant and will provide periodic statements of account no less often than annually. All dividends credited to a Participant's Stock Account shall be automatically reinvested in accordance with the procedures established by the Committee. If a Participant does not wish to have the dividends credited to his or her Stock Account automatically reinvested, the Participant must contact the Third-Party. Delivery of stock will be made under terms stated by the Third-Party Designate.

14.
CEASING PARTICIPATION IN THE PLAN

        A Participant may cease participation in the Plan at any time prior to the Purchase Date by following the applicable procedures established by the Committee, in which event payroll deductions will cease and the entire balance of the Participant's Purchase Savings Account then on deposit, as adjusted for earnings, losses, or expenses, will promptly be refunded to the Participant.

        An eligible employee who has ceased participation in the Plan may reenter the Plan by following the enrollment procedures established by the Committee, subject to Paragraph 9. However, such an employee may not reenter the Plan earlier than the second Quarterly Entry Date following the date on which participation ceased; any elections associated with the employee's re-enrollment will be effective beginning with such second Quarterly Entry Date.

15.
TERMINATION OF EMPLOYMENT

(a)
Except as provided in paragraph (b) below, in the event that a Participant's employment terminates, before the applicable Purchase Date, such employee's participation under the Plan shall terminate immediately and within a reasonable time thereafter, the employee will be paid in cash the value of his or her Purchase Savings Account then on deposit, as adjusted for earnings, losses, or expenses; provided, however, that a Participant who transfers employment between Employers shall not be deemed to have terminated employment for the purposes of this Paragraph.

  (b)
  Notwithstanding the foregoing, if any termination of employment is for reasons of death, total and permanent disability or retirement, as defined herein, the employee (or in the case of death, his or her estate) shall have the right within the Offering Period that ends which is closest to 1 year from the date of his or her termination, or the original Offering Period, whichever is earlier, pursuant to Paragraph 12, to purchase all of the shares which he or she is entitled to purchase at the Purchase Price as a result of his or her participation in the offering with the funds then on deposit in his or her Purchase Savings Account, as adjusted for earnings, losses, or expenses, or to receive in cash such funds. Solely at the discretion of the Committee, a former employee may be permitted to purchase shares under other circumstances, under terms determined solely by the Committee.

  (c)
  For the purposes of this Paragraph, a Participant is considered totally and permanently disabled within the meaning of the Corporation's long-term disability policy applicable at the time to Optionee, as may be amended from time to time. The determination of the Committee as to an individual's Disability and the date thereof shall be conclusive on all of the parties.

  (d)
  For the purposes of this Paragraph, an employee will be considered to terminate on account of retirement if he or she is at least the normal retirement age under Corporation's qualified pension plan at the time of termination of employment.

16.
NO TRANSFER OR ASSIGNMENT OF EMPLOYEE'S RIGHTS

        Except as specified in Paragraph 17, an employee's rights under the Plan are his or hers alone and may not be transferred or assigned to, or availed of, by any other person.

17.
ESTATE AS BENEFICIARY

        The designated beneficiary of a Participant's Purchase Savings Account shall be the Participant's estate. A Participant may not designate another person as his or her beneficiary or joint tenant with rights of survivorship.

18.
CLAIMS PROCEDURES

        A Participant may appeal the denial of benefits under this Plan by submitting a written statement appealing the decision, normally within 60 days of the denial of the benefit by the Committee. In the written statement, the Participant must state reasons why the claim should not have been denied. Also, the written statement should be accompanied by any documents, additional information or comments that might be helpful to the Committee. In this manner, the Committee intends to afford any Participant or beneficiary whose claim for benefits has been denied a reasonable opportunity for a review of the decision. Written appeals must be sent to:

    The Employee Stock Purchase Plan Committee
    c/o The General Counsel's Office
    SLM Corporation
    11600 Sallie Mae Drive
    Reston, VA 20193

        The Committee will review a Participant's appeal and will promptly notify such Participant in writing of the decision. Normally, this decision will be made within 60 days of receipt of an appeal, but this period may be extended to no more than 120 days if special circumstances require additional time. In such a case, the Participant will be notified before the end of the initial 60-day period of the reasons for the extension.

19.
TERMINATION AND AMENDMENTS TO PLAN

(a)
The Corporation may at any time terminate the Plan or change the aggregate number of common shares that may be purchased under the Plan.

(b)
The Committee may at any time or times amend the Plan (including amendments to Appendix A to add or delete designated subsidiaries).

(c)
Nothing contained in this Plan shall be construed to prevent the Corporation from taking any corporate action which is deemed by the Corporation to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any rights granted under the Plan. No employee, beneficiary or other person shall have any claim against the Corporation as a result of any such action.

20.
INDEMNITY

        The Corporation shall, consistent with applicable law, indemnify members of the Committee from any liability, loss or other financial consequence with respect to any act or omission relating to the Plan to the same extent and subject to the same conditions as specified in the indemnity provisions contained in the By-Laws and Regulations of the Corporation.

21.
LIMITATIONS ON SALE OF STOCK PURCHASED UNDER THE PLAN

        The Plan is intended to provide common stock for investment and not for resale. The Corporation does not, however, intend to restrict the sale of the stock other than in accordance with the Corporation's general policies regarding the sale of the Corporation's stock. The employee assumes the risk of any market fluctuations in the price of such stock.

22.
PAYMENT OF EXPENSES RELATED TO PLAN

        The cost, if any, of withdrawals from a Purchase Savings Account, delivery of shares to a Participant or commissions upon the sale of stock shall be paid by the Participant using such service. Other expenses associated with the Plan, if any, in the discretion of the Committee, will be allocated as deemed appropriate by the Committee.

23.
OPTIONEES NOT STOCKHOLDERS

        Neither the granting of an Option to an employee, nor the deductions from his or her pay shall cause such employee to be a stockholder of the shares covered by an Option until such shares have been purchased by and issued to him or her.

24.
FEDERAL AND STATE INCOME TAX REQUIREMENTS

        The Employers, in accordance with Sections 3102(a) and 3402(a) of the Internal Revenue Code of 1986 and applicable state law, are required to withhold from the wages of participating employees, in any payroll period in which compensation is deemed received by the employee, employment and income taxes with respect to the amount that is considered compensation includable in the employee's gross income. An employee will be required to pay over to the Corporation or his or her Employer funds sufficient to meet any tax obligation if any employee's current compensation or amounts withheld from the Purchase Savings Account or option exercise are not sufficient to meet the employment and income tax withholding obligation.

25.
NO EMPLOYMENT RIGHTS

        Nothing in the Plan shall confer upon any employee any right to continued employment, or interfere with the right of the Corporation or the Employers to terminate his or her employment at any time, for any reason.

26.
EFFECTIVE DATE

        Except as otherwise provided herein, the effective date of this Plan is November 1, 2001. This Plan was previously amended and restated on November 2, 1989, August 12, 1991, November 20, 1992, January 2, 1998, October 5, 1998, September 22, 2000, November 1, 2001 and November 6, 2002.

        IN WITNESS WHEREOF, SLM Corporation has caused this instrument to be duly executed in its name and on its behalf.

SLM Corporation
By
Date:

APPENDIX A
DESIGNATED SUBSIDIARIES

Sallie Mae, Inc.

Sallie Mae Servicing Corporation

Effective January 1, 2001, Student Loan Funding Resources

SLM Financial Corporation

Effective January 1, 2001, Student Assistance Corporation

Effective January 1, 2001, Noel-Levitz

Effective January 1, 2001, Education Debt Services Inc.

NM Education Loan Corporation

Effective January 1, 2001 Education One Group

HEMAR Insurance Corporation of America

Education Debt Services, Inc.

Effective January 31, 2002, General Revenue Corporation

Effective January 2, 2002, Pioneer Credit Recovery

Effective January 1, 2001, True Careers, Inc.

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  Exhibit 10.12
SALLIE MAE EMPLOYEES' STOCK PURCHASE PLAN Amended and Restated as of November 6, 2002
APPENDIX A DESIGNATED SUBSIDIARIES